Exhibit 10.2

FIRST INDUSTRIAL REALTY TRUST, INC.

2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (“Award Agreement”) is made and entered into as of                     , 2012 (the “Grant Date”), by and between First Industrial Realty Trust, Inc. (the “Company”) and                     (the “Grantee”).

WHEREAS, the Company maintains the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan, as amended (the “Plan”), which is incorporated into and forms a part of this Award Agreement;

WHEREAS, the Grantee has been selected by the Committee to receive an award of Restricted Stock Units under the Plan; and

WHEREAS, this Award Agreement is subject to the terms of the Plan and capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Grantee hereby agree, freely and with full knowledge and consent, as follows:

1. Grant. The Company hereby grants to the Grantee             Restricted Stock Units pursuant to the Plan (“Award”). Each Restricted Stock Unit represents the right of the Grantee to receive in the future, subject to the terms and conditions set forth in this Award Agreement and the Plan, one (1) share of Stock once the Restricted Period ends. Until the expiration of the respective Restricted Period, the Restricted Stock Units shall be credited to the Grantee in an unfunded bookkeeping account established for the Grantee by the Company. The Restricted Stock Units are granted as of the Grant Date.

2. Vesting.

(a) The “Restricted Period” for each installment of Restricted Stock Units set forth in the table immediately below (each, an “Installment”) shall begin on the Grant Date and end as described in the table immediately below; provided that the Grantee’s Termination of Service has not occurred prior thereto:

INSTALLMENT	RESTRICTED PERIOD SHALL END ON:
% of Restricted Stock Units	Date/Event/Other Condition

(b) Upon the consummation of a Change of Control prior to the Grantee’s Termination of Service, the Restricted Period for all the Restricted Stock Units shall cease and such Restricted Stock Units shall become fully vested as of the effective date of the Change of Control.

(c) Notwithstanding the foregoing provisions of this Section 2, the Restricted Period for all the Restricted Stock Units shall cease immediately and such Restricted Stock Units shall become fully vested immediately upon the Grantee’s Termination of Service due to the Grantee’s Disability or the Grantee’s death.

(d) Except as set forth in Section 2(c) above, if the Grantee’s Termination of Service occurs prior to the expiration of one or more Restricted Periods, the Grantee shall forfeit all right, title and interest in and to any Installment(s) still subject to a Restricted Period as of such Termination of Service.

3. Share Delivery. Delivery of Stock or other amounts under this Award Agreement and the Plan shall be subject to the following:

(a) As soon as practicable following the end of the respective Restricted Period (but in no event later than sixty (60) days following the end of such Restricted Period), one (1) share of Stock shall be issued to the Grantee in respect of each Restricted Stock Unit for which the Restricted Period has lapsed; provided, however, that

(i) with respect to each Restricted Stock Unit that vests pursuant to Section 2(b) above that constitutes Deferred Compensation, settlement of such Restricted Stock Unit shall not occur earlier than (i) the consummation of the Change of Control if such Change of Control constitutes a “change in control event” within the meaning of Section 409A of the Code (each, a “409A Change in Control Event”) or (ii) if such Change of Control does not constitute a 409A Change in Control Event, the earliest of (A) such time as the Restricted Stock Unit would have been settled pursuant to Section 2 above had the Change of Control not occurred, (B) the Grantee’s death or “disability” (within the meaning of Section 409A of the Code) or (C) within five (5) days of the Grantee’s “separation from service” (within the meaning of Section 409A of the Code); and

(ii) with respect to each Restricted Stock Unit that vests pursuant to Section 2(c) above that constitutes Deferred Compensation, settlement of such Restricted Stock Unit shall not occur earlier than (i) the Grantee’s death or “disability” (within the meaning of Section 409A of the Code) or (ii) within five (5) days of the Grantee’s “separation from service” (within the meaning of Section 409A of the Code).

(b) To the extent that this Award Agreement and the Plan provide for the issuance of Stock, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

(c) Notwithstanding any other term of this Award Agreement or the Plan, the Company shall have no obligation to deliver any Stock or make any other distribution of benefits under this Award Agreement or the Plan unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity.

4. Rights of Stockholder; Dividend Equivalents. The Grantee, by virtue of this Award, shall have no right to receive dividends or distributions with respect to any shares of Stock, or vote any shares of Stock, prior to the issuance of such Stock upon the vesting of

Restricted Stock Units hereunder. Notwithstanding the foregoing, the Grantee shall have the right to receive additional Restricted Stock Units equal in value to any cash dividends and property dividends paid with respect to the shares underlying the Restricted Stock Units; provided, however, that no such additional Restricted Stock Units shall be payable to or for the benefit of the Grantee with respect to record dates for cash dividends or property dividends occurring before the Grant Date or on or after the date, if any, on which the Grantee has forfeited the Restricted Stock Units. Additional Restricted Stock Units pursuant to this Section 4 shall be provided at the time the respective cash dividends or property dividends are paid and shall be subject to the same restrictions applicable to the underlying Restricted Stock Units.

5. Corporate Transactions. To the extent permitted under Section 409A of the Code, if applicable, in the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), this Award shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of this Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, if applicable); provided, however, that the Committee may otherwise adjust this Award (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of this Award and the Plan.

6. Nontransferability. This Award shall not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution.

7. Withholding. The Grantee shall make appropriate arrangements with the Company, consistent with the provisions of Section 12 of the Plan, for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Award Agreement. The Grantee may elect, subject to such ministerial rules as may be established by the Committee from time to time, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to this Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates).

8. Administration. The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by it with respect to this Award Agreement or the Plan shall be final and binding on all persons.

9. Plan Governs. Notwithstanding anything in this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Grantee from the office of the Secretary of the Company; and this Award Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Notwithstanding anything in this Award Agreement to the contrary, in the event of any discrepancies between the Plan and this

Award Agreement, the Plan shall control. Further notwithstanding anything in this Award Agreement to the contrary, in the event of any discrepancies between the corporate records of the Company and this Award Agreement, the corporate records shall control.

10. Not an Employment Contract. The grant of this Award shall not confer on the Grantee any right with respect to continuance of service with the Company or any Affiliate or Subsidiary, nor shall such grant confer any right to future grants of Restricted Stock Units, or any other awards in lieu thereof, while employed by the Company or any Affiliate or Subsidiary. The grant shall not interfere in any way with the right of the Company or any Affiliate or Subsidiary to terminate the Grantee’s service at any time.

11. Validity. If any provision of this Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

12. References. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Award Agreement.

13. Notice. Any notice required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:	First Industrial Realty Trust, Inc.
311 South Wacker Drive, Suite 4000
Chicago, Illinois 60606
Attn: John Lee, General Counsel

If to the Grantee:	At the most recent address on file at the Company.

14. Counterparts. This Award Agreement may be executed in counterparts, each of which shall constitute one (1) and the same instrument.

15. Amendment. This Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Grantee and the Company without the consent of any other person.

16. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to the principles of conflict of laws, except to the extent such law is preempted by federal law.

17. Data Privacy. The Grantee agrees to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as the Grantee’s name, salary, job title, and position evaluation rating, along with details of all past awards and current awards outstanding and awarded under the Plan or otherwise (collectively, the “Data”), for the purpose of administering the Plan, a copy of which the Grantee acknowledges having received and understood. The Grantee further acknowledges and agrees that the Company and its Affiliates and Subsidiaries may make Use of the Data amongst themselves and/or with any other third parties assisting the Company in the administration of the Plan (collectively, the “Data Recipients”). The Grantee hereby further authorizes any Data Recipients, including any Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering the Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of Stock on the Grantee’s behalf by a broker or other third party with whom the Grantee may elect to deposit any Stock acquired through the Plan or otherwise. The Company shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use shall be made of the Data for any purpose other than the administration of the Plan. The Grantee may, at any time, review his or her Data and request necessary amendments to such Data. The Grantee may withdraw consent to the Use of the Data herein by notifying the Company in writing; provided, however, that because the Data is essential to the Company’s ability to administer the Plan and to assess employee admissibility under the Plan, by withdrawing consent to the Use of the Data, the Grantee may affect his or her eligibility to participate in the Plan. The Grantee hereby releases and forever discharges the Company from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data for purposes of administering the Plan, including without limitation, any and all claims for invasion of privacy, infringement of the Grantee’s right of publicity, defamation and any other personal, moral and/or property rights.

18. Section 409A. It is the intention of the Company that this Award Agreement and each Restricted Stock Unit granted hereunder shall comply with the requirements of Section 409A of the Code or be exempt from Section 409A of the Code and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code, and this Award Agreement, the Plan (insofar as it is incorporated by reference into this Award Agreement) and the terms and conditions of all Restricted Stock Units shall be interpreted accordingly. Notwithstanding anything in this Award Agreement to the contrary, to the extent required by Section 409A of the Code, any amount payable to the Grantee hereunder on account of the Grantee’s “separation from service” shall be delayed and paid to the Grantee on the first business day after the date that is six (6) months following the Grantee’s “separation from service.” The Company does not guarantee that this Award or any payments or benefits that may be made or provided hereunder will satisfy all applicable provisions of Section 409A or any other Section of the Code.

19. Section 409A Amendment. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Award Agreement without the consent of the Grantee in order to maintain an exclusion from the application of, or to maintain compliance with, Section 409A of the Code. Any such amendment shall maintain, to the extent practicable, the original intent of the applicable provision. The Grantee’s acceptance of this Award constitutes the Grantee’s acknowledgement of and consent to such rights of the Company.

20. Clawback Policy. This Award, and any amount or benefit received hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as it may be amended from time to time (the “Policy”) and any applicable law. The Grantee’s acceptance of this Award constitutes the Grantee’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Grantee and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Grantee’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Grantee) or applicable law, without further consideration or action.

(Signature page to follow)

IN WITNESS WHEREOF, the undersigned has executed this Award Agreement as of the Grant Date.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:

I hereby acknowledge that I have received a copy of the Plan (the terms of which are incorporated by reference into this Award Agreement) and am familiar with the terms set forth therein. I agree to accept as binding, conclusive and final all decisions and interpretations of the Committee. As a condition to the receipt of this Award, I hereby authorize the Company to withhold from any regular cash compensation payable to me by the Company any taxes required to be withheld under any applicable law as a result of this Award.

GRANTEE

By:

Date:

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